As filed with the Securities and Exchange Commission on November 7, 2025.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bumble Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-3604367
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1105 West 41st Street

Austin, Texas 78756

(Address of Principal Executive Offices, including zip code)

Bumble Inc. 2021 Omnibus Incentive Plan

(Full title of the plan)

Deirdre Runnette

Chief Legal Officer

Bumble Inc.

1105 West 41st Street

Austin, Texas 78756

Telephone: (512) 696-1409

(Name and address and telephone number, including area code, of agent for service)

With copies to:

Joshua Ford Bonnie

William R. Golden III

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, D.C. 20001

Telephone: (202) 636-5500

Facsimile: (202) 636-5502

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 30,000,000 shares of Class A common stock, par value $0.01 per share (“Common Stock”), of Bumble Inc. (the “Registrant”) issuable under the Bumble Inc. 2021 Omnibus Incentive Plan (the “Plan”). These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement (File No.  333-252965) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2021 (the “Original Registration Statement”). These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision of the Plan, which provides that the total number of shares subject to the Plan will be increased on the first day of each fiscal year pursuant to a specified formula.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II thereof are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 28, 2025 (including the information in Part III incorporated by reference from the Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on April  17, 2025);

(b)

The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the Commission on May 12, 2025, the fiscal quarter ended June 30, 2025, filed with the Commission on August 7, 2025 and the fiscal quarter ended September 30, 2025, filed with the Commission on November 7, 2025;

(c)

The Registrant’s Current Reports on Forms 8-K and 8-K/A filed with the Commission on January  17, 2025, February  28, 2025, February  28, 2025, June  6, 2025, June  25, 2025 and August 6, 2025 (excluding any portion of such reports that were furnished not filed pursuant to Items 2.02 and 7.01, any furnished exhibit related to such information, and any other information that is furnished and not filed); and

(d)

The description of the Registrant’s Common Stock contained in Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December  31, 2020, filed with the Commission on March 15, 2021.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 16, 2021).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on February 16, 2021).

4.3	Bumble Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on February 16, 2021).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aspen, Colorado, on the 7th day of November, 2025.

BUMBLE INC.

By:	/s/ Whitney Wolfe Herd
	Name:	Whitney Wolfe Herd
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, hereby constitute and appoint Whitney Wolfe Herd, Kevin D. Cook and Deirdre Runnette, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of November, 2025.

Signature	Title

/s/ Whitney Wolfe Herd Whitney Wolfe Herd	Chief Executive Officer and Director (principal executive officer)

/s/ Kevin D. Cook Kevin D. Cook	Chief Financial Officer (principal financial officer)

/s/ Amy Kossover Amy Kossover	Chief Accounting Officer (principal accounting officer)

/s/ Ann Mather Ann Mather	Chair of the Board of Directors

/s/ R. Lynn Atchison R. Lynn Atchison	Director

/s/ Martin Brand Martin Brand	Director

/s/ Amy M. Griffin Amy M. Griffin	Director

/s/ Sissie L. Hsiao Sissie L. Hsiao	Director

/s/ Jonathan C. Korngold Jonathan C. Korngold	Director

/s/ Elisa A. Steele Elisa A. Steele	Director

/s/ Pamela A. Thomas-Graham Pamela A. Thomas-Graham	Director